PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


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                              FNB Bancshares, Inc.
               -------------------------------------------------
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                              FNB BANCSHARES, INC.
                            217 NORTH GRANARD STREET
                          GAFFNEY, SOUTH CAROLINA 29341
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

         We cordially invite you to attend the 2001 Annual Meeting of Shareholders of FNB Bancshares, Inc., the holding company for First National Bank of the Carolinas. At the meeting, we will report on our performance in 2000 and answer your questions. We are excited about our accomplishments in 2000 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on Tuesday, April 24, 2001 at 5:30 p.m. at our offices at 217 North Granard Street, Gaffney, South Carolina for the following purposes:

1.       To elect three members to the board of directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 1, 2001 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                          By order of the board of directors,


                                          /s/  V. Stephen Moss

                                          V. Stephen Moss

                                          President and Chief Executive Officer

March 23, 2001
Gaffney, South Carolina

                              FNB BANCSHARES, INC.
                            217 NORTH GRANARD STREET
                          GAFFNEY, SOUTH CAROLINA 29341

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 24, 2001

         Our board of directors is soliciting proxies for the 2001 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The board set March 1, 2001 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 616,338 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint V. Stephen Moss and John Hobbs as your representatives at the meeting. Mr. Moss and Mr. Hobbs will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Moss and Mr. Hobbs will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Moss and Mr. Hobbs will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 23, 2001.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class III directors will expire at the meeting. The terms of the Class I directors expire at the 2002 Annual Shareholders Meeting. The terms of the Class II directors will expire at the 2003 Annual Shareholders Meeting. Our directors and their classes are:

            Class I                   Class II                  Class III

       Barry L. Hamrick          Richard D. Gardner        Haskell D. Mallory
   Harold D. Pennington, Jr.  Harold D. Pennington, Sr.       Bill H. Mason
                                  Heyward W. Porter          V. Stephen Moss

         Shareholders will elect three nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2004 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected.

         The board of directors recommends that you elect Haskell D. Mallory, Bill H. Mason, and V. Stephen Moss as Class III directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Moss and Mr. Hobbs will vote your proxy to elect Mr. Mallory, Mr. Mason, and Mr. Moss. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Moss and Mr. Hobbs will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, First National Bank of the Carolinas:

         HASKELL D. MALLORY, 57, who is a Class III director, is a native of Spartanburg, South Carolina and has been in the manufacturing business since 1974. In 1987, Mr. Mallory became co-owner of Weavetec, Inc., a manufacturer of woven textiles for home and industry. He is also co-owner of Carolina Machinery Sales, Inc. Mr. Mallory served six years in the U.S. Army as a chief warrant officer and helicopter pilot.

         BILL H. MASON, 57, who is a Class III director, is a native of Tennessee and the founder and owner of Bill Mason Enterprises, which owns and operates a group of McDonald's Restaurants in Cherokee County and Spartanburg County, South Carolina. Prior to starting his own business, Mr. Mason worked 27 years for American Telephone and Telegraph Company.

         V. STEPHEN MOSS, 50, who is a Class III director and the president and chief executive officer of our company and our bank, is a native of Cherokee County. Mr. Moss began his banking career with Southern Bank & Trust, the predecessor to First Union National Bank, in 1972. Before joining us, Mr. Moss served as First Union National Bank's Cherokee County executive officer and senior lender over the upstate community banking area. He graduated from Clemson University with a Bachelor's degree in Political Science, as well as from the South Carolina Bankers School and the School of Banking of the South at Louisiana State University. He has also completed the First Union National Bank Commercial Lending School and the First Union Consumer Academy. He has taught the course "Money & Banking" at Limestone College.

         Set forth below is information about each our other directors and each of our executive officers. Each director is also an organizer and a director of the First National Bank of the Carolinas.

         DR. RICHARD D. GARDNER, 50, who is a Class II director, is a native of Tennessee and practices orthopedic surgery with the Carolina Sports Medicine and Orthopedic Clinic in Gaffney. A retired Army Colonel, Dr. Gardner is a Rotarian and member of the Gaffney Chamber of Commerce. He is the immediate past chair for the South Carolina Medical Association's Medical Aspects of Sports Committee.

         THOMAS W. HALE, 54, who is the bank's chief credit officer, has over 25 years experience in banking. He is a graduate of the University of Florida where he received a Bachelor of Science in Business Administration in 1969. He is also a 1991 graduate of American Banker's Association Stonier Graduate School of Banking and Bank Management Institute, Advanced Commercial Lending Course at the University of Buffalo. Mr. Hale began his banking career at Florida Federal Savings Bank, working in numerous staff and line positions, reaching the title of area vice president. He then held the position of vice president/senior lending officer for First National Bank of

Clearwater, Florida. Most recently he was vice president/relationship manager with Key Bank of New York. He is former chairman of the Better Business Bureau, has been a Rotarian, and has held various officer positions with numerous civic and community organizations. He has taught "Analyzing Financial Statements" for the American Banker's Association.

         BARRY L. HAMRICK, 55, who is a Class I director, is a resident of Cherokee County and is president of Hamrick's, Inc., a family owned business comprised of garment manufacturing and retail clothing stores. He is a member of the Cherokee County Community Foundation Board and is a former member of the Limestone College Board of Trustees and the NationsBank Advisory Board.

         JOHN W. HOBBS, 38, who is our bank's chief financial officer, is a native of South Carolina. He is a graduate of the University of South Carolina with a Bachelors of Science in Accounting. Mr. Hobbs began his career at the public accounting firm of KPMG, Peat Marwick in Greenville, South Carolina. He then held the position of vice president/controller at Standard Federal Savings Bank in Columbia, South Carolina. Most recently he was the vice president/general auditor for First United Bancorporation in Anderson, South Carolina.

         HAROLD D. PENNINGTON, JR., 33, who is a Class I director, is a native of Blacksburg, South Carolina. He graduated with honors from Clemson University in 1989 with a Bachelor of Science degree in Mechanical Engineering. He is vice president and co-owner of Weavetec, Inc., and the president and co-owner of Cherokee Building Supply, Inc. He is the son of Harold D. Pennington, Sr.

         HAROLD D. PENNINGTON, SR., 58, who is a Class II director, is a native of Blacksburg, South Carolina. He graduated from Clemson University in 1965 with a Bachelor of Science degree in Textile Management. He is president and co-owner of Weavetec, Inc., vice president and co-owner of Carolina Machinery Sales, Inc., and co-owner of Cherokee Building Supply, Inc. He was a member of the Blacksburg Housing Authority Board for approximately five years, and served in the South Carolina Guard for six years. He is the father of Harold D. Pennington, Jr.

         HEYWARD W. PORTER, 75, who is a Class II director, was born and raised in Blacksburg, South Carolina. Mr. Porter is founder of Porter's Electric Motor Service, Inc. where he currently serves as president. He served as an advisory board member of Bank of Gaffney and SCN Bank (now Wachovia) for 14 years and served as mayor of Blacksburg, South Carolina from 1964 to 1966. He formerly served as an advisory board member for both the Salvation Army and Boys Club of Cherokee County. He is a former member of the Cherokee Sertoma Club and is a Shriner.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation earned by our chief executive officer and president for the years ended December 31, 1998 through 2000. None of our other executive officers earned total annual compensation, including salary and bonus, in excess of $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                               Long Term
                                                                                              Compensation
                                                                                                 Awards
                                                                                           ----------------------
                                                          Annual Compensation (1)
                                                          -------------------------
                                                                          Other Annual      Number of Securities
Name and Principal Position             Year      Salary       Bonus      Compensation       Underlying Options
---------------------------             ----      ------       -----      ------------       ------------------

V. Stephen Moss                         2000    $97,790      $23,555         $11,265                 --
    Chairman and Chief                  1999    $93,795      $13,730          $7,713                1,666
    Executive Officer                   1998    $85,972        6,873          $5,908                 --

(1) Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.

EMPLOYMENT AGREEMENTS

         V. STEPHEN MOSS. We have entered into an employment agreement with Steve Moss pursuant to which Mr. Moss serves as the president, the chief executive officer, and a director of both our company and our subsidiary bank. Under the employment agreement, Mr. Moss's salary increased from $96,750 to $101,750 in October 2000, plus his yearly medical insurance premium. Mr. Moss is also eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards thereunder. In addition, on each anniversary of the opening date of the bank, Mr. Moss will be eligible to receive a cash bonus equal to 5% of the net pre-tax income of our bank (determined in accordance with generally accepted accounting principles) if the bank achieves certain performance levels established by the board of directors from time to time. Mr. Moss has also been granted an option to purchase 30,567 shares of common stock, which equals 5% of the number of shares sold in our initial offering. The options vest over a five-year period and have a term of ten years. Additionally, Mr. Moss participates in our retirement, welfare and other benefit programs and is entitled to a life insurance policy an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

         The employment agreement provides for an initial term of five years, which may be extended each year for an additional year so that the remaining term shall continue to be five years.

         If we terminate Mr. Moss' employment without cause or if Mr. Moss' employment is terminated due to a sale, merger or dissolution of our company or our bank, we will be obligated to continue his salary and bonus for the first twelve months thereafter plus one-half of his salary and bonus for the second twelve months thereafter. Furthermore, we must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and the company must continue to provide his life insurance and medical benefits until he reaches the age of 65.

         In addition, the employment agreement provides that following termination of his employment and for a period of twelve months thereafter, Mr. Moss may not (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Cherokee County, (ii) solicit any of our major customers for the purpose of providing financial services, or (iii) solicit our employees for employment.

OPTION GRANTS IN LAST FISCAL YEAR

         Pursuant to the FNB Bancshares, Inc. 1997 Stock Incentive Plan, as amended in 1998 by our board of directors and shareholders we may grant options for up to 152,450 shares to our officers, directors, and employees. The following table sets forth information concerning the grant of stock options to employees during the year ended December 31, 2000.


                     NUMBER OF      PERCENT OF
                    SECURITIES     TOTAL OPTIONS
                    UNDERLYING      GRANTED TO     EXERCISE OR
                     OPTIONS     EMPLOYEES IN      BASE PRICE   EXPIRATION
                    GRANTED(#)    FISCAL YEAR       ($/SH)        DATE
                  --------------------------------------------------------------

John Hobbs........ 4,000             50.0%           $ 10.00        2010

Thomas Hale....... 4,000             50.0%           $ 10.00        2010




AGGREGATED OPTION EXERCISE AND YEAR-END OPTION VALUES

                          Number of Unexercised Securities            Value of Unexercised In-the-Money
                     Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                    -------------------------------------------   -------------------------------------
Name                   Exercisable           Unexercisable            Exercisable          Unexercisable
----                   -----------           -------------            -----------          -------------
V. Stephen Moss           24,785                  7,448           $         0          $         0


(1) The last trade of which the company is aware prior to December 31, 2000 was at $10.00. Based on this fair market value of the common stock, under SEC rules the options were not considered to be in-the-money at December 31, 2000.

DIRECTOR COMPENSATION

         The company and the bank paid directors' fees of $200 for each monthly meeting in 2000 including a $300 fee for the chairman's attendance at each monthly meeting. In December 1999, the company also issued options for an aggregate of 4,619 shares to the outside directors. These options are exercisable at $10.00 per share and vest over five years.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much common stock in the company is owned by our directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 1, 2001.

                                NUMBER OF SHARES                       % OF BENEFICIAL
          NAME                       OWNED (1)    RIGHT TO ACQUIRE (2)   OWNERSHIP(3)
          ----                  ----------------  -------------------- --------------

 Richard Gardner                       25,000              3,334              4.57%
 Barry Hamrick                         25,000              3,333              4.57%
 Haskell Mallory                       30,000              3,876              5.46%
 Bill Mason                            20,200              2,694              3.70%
 V. Stephen Moss                        5,000             24,785              4.65%
 Harold Pennington, Jr.                28,000              3,599              5.10%
 Harold Pennington, Sr.                30,000              4,000              5.48%
 Heyward Porter                        15,000              2,000              2.75%
 John Hobbs                               200              4,200               * %
 Thomas Hale                             ----              4,200               * %

 Executive officers and directors
 as a group (9 persons)               178,400             61,021             35.35%


-------------------------------------------
         * Less than 1%

(1)      Includes shares for which the named person:

o        has sole voting and investment power,
o        has shared voting and investment power with a spouse, or
o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 2000, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for Mr. Hamrick, who attended 67% of the meetings.

         The company's board of directors has appointed a number of committees, including an audit committee and a personnel committee. The audit committee is composed of Mssrs. Mallory, Porter, and Pennington, Sr. Each of these members are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met three times in 2000.

         The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. Although the audit committee has no written charter, it is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

         The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

         The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company's board of directors that the audited financial statements be included in the company's Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the SEC.

         The report of the audit committee is included herein at the direction of its members, Mssrs. Mallory, Porter, and Pennington, Sr.

AUDIT FEES

         The aggregate fees billed for professional services rendered by the independent auditors during the company's 2000 fiscal year for review of the company's annual financial statements and those financial statements included in the company's quarterly reports filed on SEC Form 10-Q totaled $20,755.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed for non-audit services rendered by the independent auditors during the company's 2000 fiscal year totaled $2,725 for preparation of procedures pertaining to mortgage collateral verification and for assistance with preparation of the company's annual report.

OTHER COMMITTEES

         Our personnel committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met two times during the year ended December 31, 2000. The personnel committee is composed of the following four members: Barry Hamrick, Richard Gardner, Bill Mason, and V. Stephen Moss.

         We do not have a nominating committee or a committee serving a similar function.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

               COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that the Statement of Changes in Beneficial Ownership on Form 4 for these persons were filed in a timely fashion during 2000.

                              INDEPENDENT AUDITORS

         We have selected the firm of Tourville, Simpson & Caskey to serve as our independent auditors for the year ending December 31, 2001. We do not expect a representative from this firm to attend the annual meeting.

        SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2002 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 24, 2001. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

March 23, 2001

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              FNB BANCSHARES, INC.

                          TO BE HELD ON APRIL 24, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints V. Stephen Moss and John W. Hobbs, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of FNB Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at 217 North Granard Street, Gaffney, South Carolina, at 5:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) "FOR" THE PROPOSAL TO ELECT THE THREE IDENTIFIED CLASS III DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS EACH FOR THREE-YEAR TERMS.

1. PROPOSAL to elect the three identified Class III directors to serve for three year terms.

         Haskell D. Mallory
         Bill H. Mason
         V. Stephen Moss

   |_|      FOR all nominees                       |_|  WITHHOLD AUTHORITY
            listed (except as marked to                 to vote for all nominees
            the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).




                                 Dated:                                 , 2001
                                       ---------------------------------


-------------------------------  -------------------------------
Signature of Shareholder(s)      Signature of Shareholder(s)

-------------------------------  -------------------------------
Print name clearly               Print name clearly



PLEASE SIGN EXACTLY AS NAME OR NAMES APPEAR ON YOUR STOCK CERTIFICATE. WHERE MORE THAN ONE OWNER IS SHOWN ON YOUR STOCK CERTIFICATE, EACH OWNER SHOULD SIGN. PERSONS SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY SHALL GIVE FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.